UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported) November 8, 2005

                        Commission File Number 333-41342

                   GALTECH SEMICONDUCTOR MATERIALS CORPORATION
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

             Utah                                         87-0427597
 --------------------------------              --------------------------------
 (State or other jurisdiction of               (I.R.S. Employer Identification
  incorporation or organization)                            Number)

                         25308 SE 35th St., Issaquah, WA
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                    (Address of principal executive offices)

                                      98029
                                   ----------
                                   (Zip Code)

                                  425-391-3019
                ------------------------------------------------
                (Registrant's Executive Office Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities
Act

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01 Acquisition or Disposition of Assets

Galtech's (GSM) Board of Directors has voted to reverse the Artisan Magnetics, Inc. (AMI) Acquisition due to Artisan's failure to timely problems in supplying required audit information to Galtech's auditors. Galtech will return all of its Artisan stock to Jack Meacham, and Mr.Meacham will return all Galtech stock he is holding to Galtech. In addition, Galtech stock given to James Monday and to Bastrop Heritae Oaks, Ltd in payment of Artisan debt will also be returned to Galtech. This will result in the return of 28,000,000 shares of stock that will be returned to Galtechs treasury, and reduce the amount of outstanding Galtech stock by the same amount. To date, Artisan has not been profitable, and the Board felt it was in the best interest of its shareholders to reverse the transaction so that GSM can complete and file its 10K for 2004, and concentrate on completing its Research & Development to produce exotic semiconductors such as Cadmium Zinc Telluride.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                   GALTECH SEMICONDUCTOR MATERIALS CORPORATION



Date: November 8, 2005             By: /s/ Garrett Quintana
                                      ---------------------------------------
                                      Garrett Quintana, President

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